UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  -  January 5, 2005

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 South 9th Street, Suite 2300, Minneapolis, Minnesota    55402-4099

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (612) 376-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing ogligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 5, 2005, Bemis Company, Inc. entered into a Stock Purchase Agreement to acquire the majority ownership of Dixie Toga S.A., one of the largest packaging companies in South America.  Headquartered in São Paulo, Brazil, Dixie Toga recorded annual net sales in excess of $300 million in 2004. In addition to the flexible packaging joint venture, Dixie Toga operates businesses involved in production of laminated plastic tubes, thermoformed and injection molded containers, printed labels, and printed folding cartons.

A copy of the related press release is filed herewith as Exhibit 99 and a copy of the Stock Purchase Agreement is filed herewith as Exhibit 2(a), each of which is incorporated herein by reference.  See Item 2.01 of this Form 8-K below for additional information about the acquisition.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 5, 2005, Bemis Company, Inc. completed the acquisition of the majority ownership of Dixie Toga S.A. as disclosed in Item 1.01 of this Form 8-K.

In this transaction, Bemis acquired the voting common stock and 43 percent of the outstanding, non-voting preferred stock of Dixie Toga directly from the individual owners of such shares as indicated in the Stock Purchase Agreement, for a total cash price of approximately $250 million, which was financed with commercial paper.  The purchase price is subject to certain post-closing adjustments.

Bemis and Dixie Toga have operated a flexible packaging joint venture in Brazil since 1998.  This joint venture, known as Itap/Bemis, represents about one-third of Dixie Toga’s annual net sales.  Bemis owns 45 percent of the joint venture and accounted for it on an equity basis for the year 2004.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

(a).                               In connection with the transaction discussed in Item 1.01 and Item 2.01 of this Form 8-K, Bemis Company, Inc. financed the total cash price of approximately $250 million with commercial paper.  The Company’s outstanding commercial paper is supported by a $500 million back-up credit facility which was recently renegotiated with eight participating banks and was filed as Exhibit 10(j) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c).                               The Stock Purchase Agreement between Bemis Company, Inc., as Buyer, and the therein listed Sellers is filled as Exhibit 2(a) to this report (The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request).

The January 5, 2005, Bemis Company, Inc. press release which is incorporated by reference to the Registrant’s Current Report on Form 8-K dated January 5, 2004 (File No. 1-5277).

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Vice President,		Stanley A. Jaffy, Vice President
	Chief Financial Officer and Treasurer		and Controller

Date	January 11, 2005	Date	January 11, 2005